Exhibit 10.2

COST REIMBURSEMENT AGREEMENT

This Cost Reimbursement Agreement (this “Agreement”) dated as of the 9th day of July, 2019 is made by and among each of Nuveen Global Cities REIT, Inc., a Maryland corporation (the “Company”), Nuveen Securities, LLC, a Delaware limited liability company (the “Dealer Manager”) (collectively, the “Issuer Entities”), and American Enterprise Investment Services Inc. (“AEIS”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Selected Dealer Agreement (as defined below).

WHEREAS, the Company has registered for public sale, shares of its common stock (the “Common Stock”), $0.01 par value per share (the “Offering”), to be issued and sold for a maximum aggregate purchase price of $5,000,000,000;

WHEREAS, the Issuer Entities and Ameriprise Financial Services, Inc. (“Ameriprise”) have entered into a Selected Dealer Agreement dated July 9, 2019 (the “Selected Dealer Agreement”) that sets forth the understandings and agreements whereby Ameriprise will offer and sell, on a best efforts basis, for the account of the Company, Class T and Class I shares (collectively, the “Shares”) of Common Stock registered pursuant to the Registration Statement and Prospectus for the Offering, filed with the Securities and Exchange Commission (the “Commission”), as the same may be amended or supplemented from time to time (the “Offering Documents”);

WHEREAS, AEIS is an affiliate of Ameriprise and currently provides clearing and related services solely and exclusively for Ameriprise; and

WHEREAS, the Dealer Manager and AEIS are parties to that certain Alternative Investment Product Networking Services Agreement, dated July 9, 2019 as amended (the “AIP Networking Agreement”), pursuant to which the broker-controlled accounts of Ameriprise’s customers that invest in the Company will be custodied and serviced.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer Entities and AEIS agree as follows:

1. Cost	Reimbursement Services

AEIS will perform, for the benefit of Ameriprise clients related to the sale of Shares, certain services, including but not limited to administration and shareholder servicing support and product due diligence, training and education and other support related functions (the “Cost Reimbursement Services”). AEIS will not perform any distribution services in connection with the offer and sale of Shares to any potential investor, as such services will be performed solely by Ameriprise and will be governed by the Selected Dealer Agreement.

2. Payment	Amounts

In consideration of the Cost Reimbursement Services to be provided by AEIS:

(a)    The Dealer Manager shall (i) re-allow directly to AEIS a Dealer Manager Fee (defined in Section 3(a)) and (ii) pay or cause to be paid directly to AEIS the Annual Cost Reimbursement Fee (defined in Section 3(a)) (the Annual Cost Reimbursement Fee and the Dealer Manager Fee are collectively the “Fee”).

(b)    The Dealer Manager or its affiliates will pay AEIS a one-time payment of up to $25,000 in the aggregate for the start-up operational costs (“Set-up Expenses”) associated with offering a new product to Ameriprise clients, including but not limited to, due diligence expenses.

(c)    The Dealer Manager or its affiliates will reimburse AEIS for reasonable expenses arising from the performance of services related to but separate from the services contemplated by this Agreement, including but not limited to technology services, operational reporting, or technology or operational expenses deriving from particular issues presented by the Company (e.g., expenses related to series mergers or reorganizations); provided, however, that the Dealer Manager and AEIS will agree in writing to the expenses to be reimbursed prior to AEIS incurring any such expenses. Such payments will be separate from the Fee and Set-up Expenses, and will be paid through the process set forth below.

(d)    The Dealer Manager or its affiliates will pay AEIS the reasonable costs AEIS incurs when responding to or complying with any audit, report, examination, inspection or compliance review requested by the Dealer Manager or the Company and any information or document request and any other request by the Dealer Manager or the Company that is not otherwise specifically addressed in this Agreement or any other agreement between AEIS and the Dealer Manager or the Company. The Dealer Manager and AEIS will agree in writing to the expenses to be reimbursed prior to AEIS incurring any such expenses.

(e)    The payments pursuant to this Agreement shall be paid directly to AEIS pursuant to the terms of Section 3 below. For the avoidance of doubt, the Issuer Entities acknowledge and agree that such payment shall not be paid to Ameriprise as a ‘pass-through’ for payment to AEIS.

3.	Payment Process

(a)    At the time of sale, the Dealer Manager shall reallow to AEIS all of the dealer manager fees paid to the Dealer Manager with respect to Class T Shares sold by Ameriprise in an amount equal to 1.5% of the “transaction price” (as described in the Company’s prospectus) of each such Class T Share (except for Class T Shares sold pursuant to the DRIP) (the “Dealer Manager Fee”). In addition, the Dealer Manager shall pay to AEIS a fee of 0.20% of the NAV of each Class T Share sold by Ameriprise (except for Class T Shares sold pursuant to the DRIP) (the “Annual Cost Reimbursement Fee”) each year for the five-year period following the sale of such Class T Shares by Ameriprise. Notwithstanding the foregoing, the Dealer Manager will not pay AEIS the Fee if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by FINRA. The Dealer Manager shall not pay the Fee to AEIS with respect to Class I Shares sold by Ameriprise. If the Class T Shares sold by Ameriprise giving rise to the Annual Cost Reimbursement Fee are repurchased by the Company or transferred to a broker-dealer not affiliated with Ameriprise, the Annual Cost Reimbursement Fee shall immediately cease.

(b)    Pursuant to Section 2(a), the Dealer Manager will pay the Fee to AEIS by wire payment according to the wire instructions set forth immediately below. The Dealer Manager shall pay AEIS the Fee within thirty (30) calendar days of the end of the calendar quarter in which the Fee was incurred.

American Enterprise Investment Services Inc.

Wells Fargo of Minneapolis

ABA: 121000248

Account: 0001064022

(c)    With respect to the payments described in Sections 2(b), (c) and (d) of this Agreement, AEIS shall calculate the payments to be invoiced by AEIS. In the case of payments described in Sections 2(b), (c) and (d), agreed to in advance, AEIS will prepare and send the Dealer Manager an invoice setting forth the amount due to AEIS under Sections 2(b), (c) and (d) of this Agreement, and the Dealer Manager or its affiliates shall pay AEIS such fees within thirty (30) calendar days of the last day of the month being invoiced. Each invoice and document related to payment of the fees will appropriately specify the fees payable or being paid.

(d)    The parties acknowledge and agree that the total compensation paid to Ameriprise and AEIS in connection with the Offering pursuant to the Selected Dealer Agreement and the Cost Reimbursement Agreement shall not exceed the limitations prescribed by FINRA, including the 10% limitation prescribed by FINRA Rule 2310 on compensation of participating broker dealers (the “FINRA 10% Limitation”), which is calculated with respect to the gross proceeds from sales of Shares by Ameriprise (except for Shares sold pursuant to the DRIP). The Company and the Dealer Manager agree to monitor the payment of all fees and expense reimbursements to assure that FINRA limitations are not exceeded. The Dealer Manager agrees to use its commercially reasonable efforts to limit underwriting compensation other than the Selling Commissions, dealer manager fees and the Stockholder Servicing Fees described in the Prospectus to an amount that is designed to prevent total underwriting compensation paid in connection with the Offering, when measured a or following the completion of the Offering, from reaching the FINRA 10% Limitation prior to the date that the FINRA 10% Limitation has been reached with respect to all Class T Shares sold by Ameriprise; provided, however, that nothing in this Section 3(d) shall negate the Company’s ability to cease paying Stockholder Servicing Fees with respect to each Class T Share sold by Ameriprise upon certain events as described in Section 3(e) of the Selected Dealer Agreement. Accordingly, if at any time the Company or the Dealer Manager determines in good faith that any payment to AEIS pursuant to this Cost Reimbursement Agreement could result in a violation of the applicable FINRA regulations, the Company or the Dealer Manager shall promptly notify AEIS, and the Company, the Dealer Manager and AEIS agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with applicable FINRA regulations. For the avoidance of doubt, if the Company or the Dealer Manager determines in good faith that any payment to AEIS pursuant to this Cost Reimbursement Agreement could result in a violation of the applicable FINRA regulations and there is a dispute as to whether AEIS will return such payment to the Company or the Dealer Manager in order to ensure continued compliance with applicable FINRA regulations, then AEIS agrees that AEIS shall return such payment or payments necessary to ensure continued compliance with applicable FINRA regulations. However, nothing in this Amendment shall relieve AEIS and the Dealer Manager of their obligations to comply with FINRA Rule 2310.

(e)    No payment of the Fee shall be made in respect to subscriptions for Class T Shares which are rejected by the Company. AEIS agrees that the Dealer Manager’s liability for the Dealer Manager Fee is limited solely to the amount of the Dealer Manager Fees received by the Dealer Manager from the Company, and AEIS hereby waives any and all rights to receive payment of the Dealer Manager Fee until such time as the Dealer Manager has received from the Company the Dealer Manager Fee.

4.	Term and Termination

This Agreement will automatically terminate upon termination of the Selected Dealer Agreement.

5.	Disclosure

The Issuer Entities agree to keep current all disclosures in the Company’s Offering Documents regarding the payment of the compensation payable to AEIS hereunder, as may be required by applicable federal and state laws, regulations and rules and the rules of any applicable self-regulatory organization (“SRO”), including but not limited to FINRA.

6.	Representations, Warranties and Covenants

(a)    Each of the Issuer Entities, jointly and severally represents, warrants and covenants to AEIS and AEIS represents, warrants and covenants to the Issuer Entities that: (i) it is duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) the execution, delivery and performance of this Agreement by such party have been duly authorized, do not violate its charter, by-laws or similar governing instruments or applicable law and do not, and with the passage of time will not, conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound; (iii) this Agreement is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iv) it will comply with all applicable federal and state laws, regulations and rules and the rules of any applicable SRO, including but not limited to, FINRA rules and interpretations governing cash and non-cash compensation; and (v) it will comply with applicable AEIS policies governing cost reimbursement, current copies of which are available to the Issuer Entities from AEIS upon request.

(b)    Each of the Issuer Entities, jointly and severally, makes the representations, warranties and covenants in Section 2(ii) of the Selected Dealer Agreement for AEIS’s benefit to the same extent and on the same terms and conditions as the Issuer Entities have made such representations, warranties and covenants for Ameriprise’s benefit pursuant to Section 2(ii) of the Selected Dealer Agreement.

(c)    AEIS is a corporation duly organized and existing and in good standing under the laws of the state of Minnesota.

(d)    AEIS is empowered under applicable laws and by AEIS’s organizational documents to enter into this Agreement and perform all activities and services of AEIS provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting AEIS’s ability to perform under this Agreement. The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the services contemplated herein, will not constitute a breach of, or default under, any agreement or instrument by which AEIS is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it. All requisite actions have been taken to authorize AEIS to enter into and perform this Agreement.

(e)    AEIS’s acceptance of this Agreement constitutes a representation that AEIS is a properly registered or licensed broker-dealer, duly authorized to perform the Cost Reimbursement Services under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if AEIS ceases to be a member in good standing of FINRA. AEIS agrees to notify the Dealer Manager and the Company immediately if AEIS ceases to be a member in good standing of FINRA. AEIS also hereby agrees to abide by the Rules of FINRA.

(f)    AEIS agrees to comply with all the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the activities of AEIS pursuant to this Agreement and (iv) this Agreement and the Prospectus as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to AEIS, AEIS agrees to pay AEIS’s proportionate share of any claim, demand or liability asserted against AEIS and the other selected dealers on the basis that such selected dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such selected dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

7.	Indemnification

(a)    Each Issuer Entity, jointly and severally, agrees to indemnify, defend and hold harmless AEIS and each other person, if any who controls AEIS within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents, to the same extent and on the same terms and conditions that such Issuer Entity is required, pursuant to Section 8(a) of the Selected Dealer Agreement to indemnify Ameriprise.

(b)    AEIS agrees to indemnify, defend and hold harmless each Issuer Entity, each of their directors and trustees, those of its officers who have signed the Registration Statement and each other person, if any, who controls an Issuer Entity within the meaning of Section 15 of the Securities Act to the same extent and on the same terms and conditions that Ameriprise is required to indemnify such persons pursuant to Section 8(b) of the Selected Dealer Agreement.

8.	Limitation of Liability

IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

9.	No Third-Party Beneficiaries

The parties do not intend to create any third-party beneficiaries to this Agreement.

10.	Arbitration

Any dispute by the parties regarding this Agreement shall be arbitrated in accordance with the rules and regulations of FINRA. In the event of any dispute between the parties, AEIS and the Issuer Entities will continue to perform their respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

11.	No Agency, Joint Venture or Partnership

For purposes of this Agreement, AEIS and its agents and delegates, if any, have no authority to act as agent for the Issuer Entities in any matter or in any respect. ·This Agreement does not establish a joint venture or partnership between or among AEIS and the Issuer Entities.

12.	Survival

The respective rights and obligations of the parties hereunder, including but not limited to those under Sections 3, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 will indefinitely survive the termination of this Agreement to the extent necessary to preserve the intended rights and obligations of the parties.

13.	Notices

Any notice, request, demand, approval or other communication required or permitted herein will be in writing addressed as set forth immediately below with respect to each party, or to such other address subsequently specified by a party in writing, and will be deemed given on the date sent if delivered personally or on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service:

If to the Company:

Nuveen Global Cities REIT, Inc.

730 Third Avenue, 3rd Floor

New York, NY 10017

Attention: President

If to the Dealer Manager:

Nuveen Securities, LLC

Attn: Shanita Smith

333 W. Wacker Drive

Chicago, IL 60606

Email: shanita.smith@nuveen.com

With a copy to:

Nuveen Securities, LLC

Attn: Keith Jones

100 Park Avenue

New York, NY 10017

Email: keith.jones@nuveen.com

With an additional copy to:

Legal Counsel

100 Park Avenue

New York, NY 10017

If to AEIS or Ameriprise:

American Enterprise Investment Services Inc.

10749 Ameriprise Financial Center Minneapolis, MN 55474

Attention: Frank McCarthy

Senior Vice President and General Manager

14.	Use and Disclosure of Confidential Information

Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

(a)    ”Confidential Information” includes, but is not limited to, all proprietary and confidential information of any party to this Agreement, and their respective subsidiaries, affiliates, and licensees, including without limitation all information regarding the business and affairs of such entities, all information regarding such entities’ customers and the customers of their subsidiaries, affiliates, or licensees; the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; and any information derived therefrom. Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by any party that violates the terms of this Agreement, (ii) demonstrably known to any party to this Agreement prior to the date of this Agreement, is permitted to be used without restriction and is not under any confidentiality obligation applicable to the information, (iii) independently developed by a party to this Agreement in the ordinary course of business without reference to or reliance upon any Confidential Information furnished by any party to this Agreement, or (iv) rightfully and lawfully obtained by any party to this Agreement or from any third party other than any party to this Agreement without restriction and without breach of this Agreement.

(b)    Each party agrees that it may not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to it as set forth in this Agreement and/or as may otherwise be required or compelled by applicable law, regulation or court order, and agrees to cause its respective parent company, subsidiaries and affiliates, and consultants or other entities, including its directors, officers, employees and designated agents, representatives or any other party retained for purposes specifically and solely related to the use or evaluation of Confidential Information as provided for in this Section 14 (“Representatives”) to limit the use and disclosure of Confidential Information to that purpose. If any party or any of its respective Representatives is required or compelled by applicable law, regulation, court order, decree, subpoena or other validly issued judicial or administrative process to disclose Confidential Information, such party shall use commercially reasonable efforts to notify the appropriate party of such requirement prior to making the disclosure. Notwithstanding the foregoing, the parties hereto acknowledge and agree that stockholder information, including information regarding stockholders who are customers of Ameriprise, provided to the Issuer Entities may be retained and used by the Issuer Entities in accordance with applicable law.

(c)    Each party agrees to implement reasonable measures designed (i) to assure the security and confidentiality of Confidential Information; (ii) to protect Confidential Information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable domestic, foreign and local laws and regulations (including, but not limited to, the Gramm-Leach-Bliley Act, Regulation S-P and Massachusetts 201 C.M.R. sections 17.00-17.04, as applicable ) and any other legal, regulatory or SRO requirements. Each party further agrees to cause all of its respective Representatives or any other party to whom it may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph. Each party agrees that if there is a breach or threatened breach of the provisions of this Section 14, the other parties may have no adequate remedy in money or damages and accordingly shall be entitled to seek injunctive relief and any other appropriate equitable remedies for any such breach without proof of actual injury. Each party further agrees that it shall not oppose the granting of such relief and that it shall not seek, and agrees to waive any requirement for, the posting of any bond in connection therewith. Such remedies shall not be deemed to be the exclusive remedies for any breaches of the provisions of this Section 14 by a party or its respective representatives, and shall be in addition to all other remedies available at law or in equity.

(d)    Upon a party’s request, the other parties shall promptly return to the requesting party any Confidential Information (and any copies, extracts, and summaries thereof) of which it is in possession, or, with the requesting party’s written consent, shall promptly destroy, in a manner satisfactory to the requesting party, such materials (and any copies, extracts, and summaries thereof) and shall further provide the requesting party with written confirmation of same; provided, that, each of the other parties shall be permitted to (i) retain all or any portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Section 14, to the extent required by applicable law or regulatory authority; and (ii) retain or use any such Confidential Information in connection with investigating or defending itself against allegations or claims made or threatened by regulatory authorities under applicable securities laws if reasonably necessary; provided that, promptly upon receiving any such demand or request and, to the extent it may legally do so, such receiving party advises the disclosing party of such demand or request prior to making such disclosure.

15.	Governing Law; Jurisdiction and Venue

Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of New York without regard to and exclusive of New York’s conflict of laws rules.

16.	Partial Invalidity

The invalidity of any provision of this Agreement will not impair or affect the validity of the remaining portions hereof, and this Agreement will be construed as if such invalid provision had not been included herein.

17.	Entire Agreement

This Agreement, including the Recitals which are hereby incorporated into the Agreement express the entire understanding of the parties hereto with respect to the provision by AEIS of the Cost Reimbursement Services and the payment of the compensation hereunder to AEIS, and it supersedes and replaces any and all former agreements, understandings, letters of intent, representations or warranties relating to such subject matter, and contains all of the terms, conditions, understandings, representations, warranties, and promises of the parties hereto in connection therewith. For the avoidance of doubt, the AIP Networking Agreement shall continue in full force and effect.

18.	Assignment

This Agreement cannot be assigned by any party except by mutual written consent and except that this Agreement may be assigned without prior written consent (but upon written notice) by any party to any company: (a) that acquires all or substantially all of that party’s assets, or into which the party is merged or otherwise reorganized or (b) that controls, is controlled by or is under common control with such party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

19.	Amendment, Waiver and Modification

No modification, alteration or amendment of this Agreement will be valid or binding unless in writing and signed by all parties. No waiver of any term or condition of this Agreement will be construed as a waiver of any other term or condition; nor will any waiver of any default or breach under this Agreement be construed as a waiver of any other default or breach. No waiver will be binding unless in writing and signed by the party waiving the term, condition, default or breach. Any failure or delay by any party to enforce any of its rights under this Agreement will not be deemed a continuing waiver or modification hereof and said party, within the time provided by law, may commence appropriate legal proceedings to enforce any or all of such rights.

20.	Construction

Each party has cooperated in the drafting and preparation of this Agreement, which will not be construed against any party on the basis that the party was the drafter.

21.	Counterparts

This Agreement may be executed manually or by facsimile transmission signature in any number of counterparts. Each of such counterparts will for all purposes be deemed an original, and all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Cost Reimbursement Agreement as of the date first above written.

NUVEEN GLOBAL CITIES REIT, INC.

By:	/s/ Keith A. Jones
Name:	Keith A. Jones
Title:	Executive Officer

NUVEEN SECURITIES, LLC

By:	/s/ Keith A. Jones
Name:	Keith A. Jones
Title:	Senior Managing Director

AMERICAN ENTERPRISE INVESTMENT SERVICES INC.

By:	/s/ Frank McCarthy
Name:	Frank McCarthy
Title:	Senior Vice President and General Manager